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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Curtice-Burns Foods, Inc. of our report dated September 28, 1994 (which report contains an explanatory paragraph relative to disputes between Curtice-Burns Foods, Inc. and Pro-Fac Cooperative, Inc.) relating to the financial statements of Pro-Fac Cooperative, Inc. which appears in such Prospectus. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Rochester, NY 14604
December 13, 1994